EXHIBIT 21


                     SUBSIDIARIES OF INFOSEARCH MEDIA, INC.

The table below sets forth all subsidiaries of InfoSearch Media, Inc., the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.


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                                   State of         Additional Names under with
Subsidiary                         Incorporation      Subsidiary does Business
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Trafficlogic Acquisition Corp.     Delaware                       None
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